QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

        We hereby consent to the references in this Form 10-K of Warren Resources, Inc. to be filed on or about March 6, 2012, as well as in the Notes to the Consolidated Financial Statements included in such Form 10-K, to the use of our name and our report dated January 20, 2012, to the interest of Warren Resources, Inc. and its subsidiaries (collectively the "Company"), relating to the estimated quantities of the Company's proved reserves of oil and gas and present values thereof, as of December 31, 2011. We further consent to the inclusion of our summary report dated January 20, 2012 as an Exhibit to the Company's annual report on Form 10-K for the year ended December 31, 2011. We also consent to the incorporation by reference of such report in the Company's Registration Statements on Forms S-8 (No. 333-169447 and No. 333-125277) and Form S-3 (No. 333-158125).

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ DANNY. D. SIMMONS, P.E. Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas
March 6, 2012

QuickLinks

  Exhibit 23.3
CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.